As filed with the Securities and Exchange Commission on April 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0362767 (I.R.S. Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

(Address of principal executive offices,

including zip code)

Inducement Stock Option Award

Inducement Restricted Stock Unit Award

(Full titles of the plans)

Jeremy Whitaker

Chief Financial Officer

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

 (Name, address and telephone number,

including area code, of agent for service)

Copies to:

Kurt E. Scheuerman

Vice President & General Counsel

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share:
— To be issued under new employee inducement stock option awards	500,000 shares (2)	$4.04 (4)	$2,020,000	$ 244.82
— To be issued under new employee inducement restricted stock units	250,000 shares (3)	$3.96 (5)	$990,000	$ 119.99
TOTAL	750,000 shares		3,010,000	$364.81

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), that may become issuable under inducement stock options (the “Inducement Options”) and inducement restricted share units (the “Inducement RSUs”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Inducement Options and Inducement RSUs.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of the Inducement Options, which were granted on April 22, 2019.

(3)	Represents shares of Common Stock reserved for issuance upon the vesting of the Inducement RSUs.

(4)	The offering price for these shares to be registered has represents the exercise price of the outstanding Inducement Options.

(5)	In accordance with Rule 457(h), the offering price for the shares to be issued pursuant to the Inducement RSUs has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as $3.96 per share, which is the average of the high and low prices of the Common Stock as reported on the NASDAQ Capital Market on April 22, 2019 (a date within five business days of the date on which this Registration Statement was filed).

EXPLANATORY NOTE

This Registration Statement registers 750,000 shares of the Common Stock, par value $0.0001 per share (“Common Stock”) of Lantronix, Inc. (the “Registrant”) that may be issued upon the settlement of 250,000 restricted stock units (the “Inducement RSUs”) and the exercise of 500,000 stock options (the “Inducement Options”) to be issued to induce Paul H. Pickle to accept employment as the President and Chief Executive Officer of the Registrant.

The shares subject to the Inducement RSUs shall vest according to the following schedule: 62,500 of the RSUs shall vest on June 1, 2020, and the remaining RSUs shall vest ratably each quarter thereafter for a period of 3 years. The Inducement Options shall vest according to the following schedule: 250,000 of the options shall vest one year from date of grant (i.e., the date Mr. Pickle’s employment with the Registrant commences), the next 100,000 options will vest 1/24th per month over the following 24 months, and the remaining 150,000 options shall vest 1/12th each month thereafter for a period of 12 months. The exercise price for the Inducement Options will be the fair market value of the Company’ stock on the grant date.

The Inducement RSUs and Inducement Options will be awarded outside of the Lantronix, Inc. 2010 Amended and Restated Stock Incentive Plan, as amended (the “2010 Plan”). The Inducement RSUs and Inducement Options were approved by the Registrant’s Board of Directors in compliance with, and in reliance on, NASDAQ Listing Rule 5635(c)(4), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Item 1 and Item 2 of Form S-8 will be sent or given to the recipient of the Inducement Options and Inducement RSUs, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Commission:

1.	Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the Commission on August 23, 2018, as amended by Amendment No. 1 to Form 10-K/A, filed with the SEC on September 10, 2018 (the “Annual Report”).

2.	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, as filed with the Commission on October 26, 2018.

3.	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018, as filed with the Commission on January 25, 2019.

4.	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, as filed with the Commission on April 26, 2019.

5.	Registrant's Current Reports on Form 8-K as filed with the Commission on August 10, 2018, August 22, 2018, August 23, 2018, August 31, 2018, September 19, 2018, October 16, 2018, October 25, 2018, November 15, 2018, January 24, 2019, February 28, 2019, March 27, 2019, and April 25, 2019; provided, however, that the Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 and/or Item 7.01 of the Registrant’s Current Reports on Form 8-K.

6.	The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-16027), as filed with the Commission on August 2, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kurt E. Scheuerman, who has given his opinion about certain legal matters affecting the shares of the Common Stock covered by this Registration Statement, is Vice President and General Counsel of the Registrant.

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ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index hereto and is incorporated herein by reference.

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ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 26, 2019.

LANTRONIX, INC.
By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy Whitaker as his/her attorney-in-fact for him/her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Paul Pickle Paul Pickle	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2019

/s/ Jeremy Whitaker Jeremy Whitaker	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2019

/s/ Bernhard Bruscha Bernhard Bruscha	Director	April 26, 2019

/s/ Bruce Edwards Bruce Edwards	Director	April 26, 2019

/s/ Paul Folino Paul Folino	Director	April 26, 2019

/s/ Martin Hale, Jr. Martin Hale, Jr.	Director	April 26, 2019

/s/ Hoshi Printer Hoshi Printer	Director	April 26, 2019

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Inducement Stock Option Agreement by and between Lantronix, Inc. and Paul Pickle

4.2	Form of Inducement Restricted Stock Unit Agreement by and between Lantronix, Inc. and Paul Pickle

5.1	Opinion of Legal Counsel

23.1	Consent of Squar Milner, LLP

23.2	Consent of Legal Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

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